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                                                                     EXHIBIT 5.1

                                                                  7 August, 1998


ACE Limited
The ACE Building
30 Woodbourne Street
Hamilton HM 08 Bermuda

     Re:  ACE Limited
          Registration Statement on Form S-3

Dear Sirs:

     We have acted as Cayman Islands counsel to ACE Limited (the "Company") in connection with the registration of Ordinary Shares, par value $0.041666667 per share, of the Company under the Securities Act of 1933, as amended, in accordance with the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on 7 August, 1998 (the "Registration Statement").

     In rendering the opinions expressed herein, we have examined and are familiar with the Registration Statement as an exhibit to which this opinion will be filed. We have also examined such other documents and instruments (including the Company's Memorandum and Articles of Association, as amended) and have made such further investigation as we have deemed necessary or appropriate in connection with this opinion.

     We have relied in giving this opinion on certifications given by the Company's officers. We have assumed that there will be no intervening changes to the structure of the proposed issue, nor to the Company's Memorandum or Articles of Association, the laws of the Cayman Islands or any other relevant matter.

     Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

     1. On the basis that the contractual consideration (being worth not less than the par value) for the Ordinary Shares has been duly transferred to, and received by, the Company such Ordinary Shares may properly be registered in the Company's share register and credited as fully paid under Cayman Islands law.

     2. Fully paid shares are not subject to further calls or assessments by the Company.

     3. The Company has been incorporated as an exempted company under the Companies Law (1995 Revision) of the Cayman Islands and the liability of its
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          shareholders is limited to the amount, if any, unpaid on their shares
          (per Clause 5 of the Company's Memorandum of Association). On the basis that all such shares are fully paid, there is no rule of Cayman Islands law that would impose any further liability on a person holding shares in the Company merely by reason of such shareholding.

     We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to all references to this firm in such Registration Statement.

                                       Yours faithfully,

                                       Maples and Calder